       1                                                  Exhibit 4(d)


     AGREEMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE, dated as of
May 17th, 1993 by and among MCDONNELL DOUGLAS CORPORATION, a corporation duly organized and existing under the laws of the State of Maryland and having its principal office in St. Louis, Missouri (the "Company"), CITIBANK, N.A., a banking corporation duly organized and existing under the laws of the United States of America and having its principal corporate trust office at 111 Wall Street, New York, New York 10043 (the "Resigning Trustee") and THE BANK OF NEW YORK, a banking corporation duly organized and existing under the laws of the State of New York and having its principal corporate trust office at 101 Barclay Street, New York, New York 10286 (the "Successor Trustee").



                              RECITALS:



     WHEREAS, there was originally authorized and issued the following Notes, Debentures and Medium Term Notes in the aggregate principal amount set forth below under an Indenture dated as of September 1, 1985 by and between the Company and the Resigning Trustee as modified by a First Supplemental Indenture dated as of July 1, 1986 by and between the Company and Resigning Trustee and by a Second Supplemental Indenture dated as of April 2, 1992 by and between the Company and Resigning Trustee (said Notes, Debentures and Medium Term Notes are hereinafter collectively referred to as "Securities" and said Indenture, First Supplemental Indenture and Second Supplemental Indenture are hereinafter collectively referred to as the "Indenture"):

$150 million 7 7/8% Notes due 1/15/97
$150 million 9% Notes due 7/1/93
$250 million 8 5/8% Notes due 4/1/97
$350 million 9 1/4% Notes due 4/1/02
$350 million 9 3/4% Debentures due 4/1/12
$4.00 million 5.85% Medium Term Note due 9/23/94
$6.65 million 6.30% Medium Term Note due 9/1/94
$6.65 million 7.35% Medium Term Note due 1/15/96
$6.65 million 6% Medium Term Note due 9/29/94
$6.65 million 5.70% Medium Term Note due 10/13/94
$6.65 million 5.33% Medium Term Note due 4/14/94

     WHEREAS, Section 610 of the Indenture provides that the Trustee may, at any time, with respect to the Securities of one or more series, resign by giving written notice of such resignation to the Company, effective upon the acceptance by a successor Trustee of its appointment as a successor Trustee;

     WHEREAS, Section 610(e) of the Indenture provides that, if the Trustee shall resign with respect to the Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee;






       2                                                  Exhibit 4(d)

     WHEREAS, Section 611 of the Indenture provides that any successor Trustee appointed under the Indenture with respect to all Securities shall execute, acknowledge and deliver to the Company and to its predecessor Trustee an instrument accepting such appointment under the Indenture, and thereupon the resignation of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, trusts and duties of the predecessor Trustee;

     WHEREAS, the Company is obligated, pursuant to Sections 305 and 307, respectively to appoint a Security Registrar and Paying Agent to perform the duties and obligations specified in the Indenture;

     WHEREAS, the Company, pursuant to Section 1002 of the Indenture, appointed Resigning Trustee as Security Registrar and Paying Agent;

     WHEREAS, the Company desires to appoint Successor Trustee as Trustee, Security Registrar and Paying Agent to succeed Resigning Trustee under the Indenture; and

     WHEREAS, Successor Trustee is willing to accept such appointment as successor Trustee, Security Registrar and Paying Agent under the Indenture;

     NOW, THEREFORE, the Company, Resigning Trustee and Successor Trustee, for and in consideration of the premises and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby consent and agree as follows:

                                 ARTICLE I

                           THE RESIGNING TRUSTEE

     SECTION 101. Pursuant to Section 610(b) of the Indenture, Resigning Trustee notified the Company in a notice dated February 14, 1993 that Resigning Trustee is resigning as Trustee under the Indenture with respect to all Securities and, in addition, that Resigning Trustee hereby notifies the Company that Resigning Trustee is resigning as Security Registrar and Paying Agent under the Indenture.

     SECTION 102. Resigning Trustee hereby represents and warrants to Successor Trustee that:

(a) No covenant or condition contained in the Indenture has been waived by Resigning Trustee or, to the best of the knowledge of the Responsible Officers of Resigning Trustee's Corporate Trust department, by the Holders of the percentage in aggregate principal amount of the Securities of any Series required by the Indenture to effect any such waiver with respect to such Series.

(b) There is no action, suit or proceeding pending or, to the best of the knowledge of the Responsible Officers assigned to Resigning Trustee's Corporate Trust department, threatened against Resigning Trustee before any court or any governmental authority arising out of any action or omission by Resigning Trustee as Trustee under the Indenture.



       3                                                  Exhibit 4(d)

(c) As of the effective date of this Agreement, Resigning Trustee will have delivered to the Successor Trustee all moneys or property held by the Resigning Trustee under the Indenture.

(d) Pursuant to Section 305 of the Indenture, Resigning Trustee duly authenticated and delivered, the aggregate principal amount of the Securities of each series specified above, outstanding as of the effective date hereof.

(e) Each person who so authenticated the Securities in each Series was duly elected, qualified and acting as an officer of Resigning Trustee and empowered to authenticate the Securities at the respective times of such authentication and the signature of such person or persons appearing on such Securities is each such person's genuine signature.

(f) This Agreement has been duly authorized, executed and delivered on behalf of Resigning Trustee and constitutes its legal, valid and binding obligation.

(g) To the best of the knowledge of the responsible Officers of the Resigning Trustee's Corporate Trust department, no event has occurred and is continuing which is, or after notice or lapse of time would become, an Event of Default under Section 501 of the Indenture.


     SECTION 103. Resigning Trustee hereby assigns, transfers, delivers and confirms to Successor Trustee all right, title and interest of Resigning Trustee in and to the trust under the Indenture and all the rights, powers and trusts of the Trustee under the Indenture. Resigning Trustee shall execute and deliver such further instruments and shall do such other things as Successor Trustee may reasonably require so as to more fully and certainly vest and confirm in Successor Trustee all the rights, trusts and powers hereby assigned, transferred, delivered and confirmed to Successor Trustee.

     SECTION 104. Resigning Trustee shall deliver to Successor Trustee, as of or immediately after the effective date hereof, all of the documents listed on Exhibit A hereto.

                                ARTICLE II

                                THE COMPANY

     SECTION 201. The Company hereby accepts, with respect to the Securities of all Series, the resignation of Resigning Trustee as Trustee, Security Registrar and Paying Agent under the Indenture.

     SECTION 202. The Secretary or Assistant Secretary of the Company who is attesting to the execution of this Agreement by the Company hereby certifies that Exhibit B annexed hereto is a copy of the Board Resolution(s) which was (were) duly adopted by the Board of Directors of the Company, which is (are) in full force and effect on the date hereof, and which authorizes (authorize) certain officers of the Company to





       4                                                  Exhibit 4(d)

 (a) accept Resigning Trustee's resignation as Trustee, Security Registrar and Paying Agent under the Indenture; (b) appoint Successor Trustee as Trustee, Security Registrar and Paying Agent under the Indenture; and (c) execute and deliver such agreements and other instruments as may be necessary or desirable to effectuate the succession of Successor Trustee as Trustee, Security Registrar and Paying Agent under the Indenture.

     SECTION 203. The Company hereby appoints, with respect to the Securities of each Series, Successor Trustee as Trustee, Security Registrar and Paying Agent under the Indenture to succeed to, and hereby vests Successor Trustee with, all the rights, powers, trusts, duties and obligations of Resigning Trustee under the Indenture with like effect as if originally named as Trustee, Security Registrar and Paying Agent in the Indenture.

     SECTION 204. Promptly after the effectiveness of this Agreement, the Company shall cause a notice, substantially in the form of Exhibit C annexed hereto, to be sent to each Holder of the Securities in each Series in accordance with the provisions of Section 610(f) of the Indenture.

     SECTION 205. The Company hereby represents and warrants to Successor Trustee that:

(a) The Company is a corporation duly and validly organized and existing pursuant to the laws of the State of Maryland.

(b) The Indenture was validly and lawfully executed and delivered by the Company and all of the Securities of each Series were duly and validly issued by the Company.

(c) The Company has performed or fulfilled prior to the date hereof, and will continue to perform and fulfill after the date hereof, each covenant, agreement, condition, obligation and responsibility under the Indenture.

(d) No event has occurred and is continuing which is, or after notice or lapse of time would become, an Event of Default under Section 501 of the Indenture.

(e) No covenant or condition contained in the Indenture has been waived by the Company or, to the best of the Company's knowledge, by Holders of the percentage in aggregate principal amount of the Securities of any Series required to effect any such waiver.

(f) There is no action, suit or proceeding pending or, to the best of the Company's knowledge, threatened against the Company before any court or any governmental authority arising out of any action or omission by the Company under the Indenture.

(g) This Agreement has been duly authorized, executed and delivered on behalf of the Company and constitutes its legal, valid and binding obligation.






       5                                                  Exhibit 4(d)

(h) All conditions precedent relating to the appointment of The Bank of New York as successor Trustee, Security Registrar and Paying Agent under the Indenture have been complied with by the Company.

                                ARTICLE III

                           THE SUCCESSOR TRUSTEE

     SECTION 301. Successor Trustee hereby represents and warrants to Resigning Trustee and to the Company that:

(a) Successor Trustee is not disqualified under the provisions of Section 609 and is eligible under the provisions of Section 610 of the Indenture to act as Trustee under the Indenture.

(b) This Agreement has been duly authorized, executed and delivered on behalf of Successor Trustee and constitutes its legal, valid and binding obligation.

     SECTION 302. Successor Trustee hereby accepts its appointment as successor Trustee, Security Registrar and Paying Agent under the Indenture and accepts the rights, powers, duties, trusts, and obligations of Resigning Trustee as Trustee, Security Registrar and Paying Agent under the
Indenture, upon the terms and conditions set forth therein, with like effect as if originally named as Trustee, Security Registrar and Paying Agent under the Indenture.

                                ARTICLE IV

                               MISCELLANEOUS

     SECTION 401. Except as otherwise expressly provided herein or unless the context otherwise requires, all terms used herein which are defined in the Indenture shall have the meaning assigned to them in the Indenture.

     SECTION 402. This Agreement and the resignation, appointment and acceptance effected hereby shall be effective as of the opening of business on the date first above written.

     SECTION 403. Resigning Trustee hereby acknowledges payment or provision for payment in full by the Company of compensation for all services rendered by Resigning Trustee under Section 607 of the Indenture and reimbursement in full by the Company of the expenses, disbursements and advances incurred or made by Resigning Trustee in accordance with the provisions of the Indenture. Resigning Trustee acknowledges that it relinquishes any lien it may have upon all property or funds held or collected by it to secure any amounts due it pursuant to the provisions of Section 607 of the Indenture. The Company acknowledges its obligation set forth in Section 607 of the Indenture to indemnify Resigning Trustee for, and to hold Resigning Trustee harmless against, any loss, liability and expense incurred without negligence or bad faith on the part of the Resigning Trustee and arising out of or in connection with the acceptance or administration of the trust evidenced by the Indenture (which obligation shall survive the execution hereof).




       6                                                  Exhibit 4(d)

     SECTION 404. This Agreement shall be governed by and construed in accordance with the laws of the jurisdiction which govern the Indenture.

     SECTION 405. This Agreement may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

     SECTION 406. The Company, Resigning Trustee and Successor Trustee hereby acknowledge receipt of an executed and acknowledged counterpart of this Agreement and the effectiveness thereof.

     IN WITNESS WHEREOF, the parties hereby have caused this Agreement of Resignation, Appointment and Acceptance to be duly executed and acknowledged and their respective seals to be affixed hereunto and duly attested all as of the day and year first above written.


[SEAL]                                 MCDONNELL DOUGLAS CORPORATION

Attest:

/s/ Steven N. Frank                         /s/ W. M. Austin
- ---------------------                 By: ------------------------------
Steven N. Frank                       Name:   W. M. Austin
Assistant Secretary                   Title:  Vice President

[SEAL]

Attest:                               CITIBANK, N.A., as Resigning Trustee

                                          /s/ Robert T. Kirchner
/s/                                   By: ---------------------------------
- ---------------------                     Name:  Robert T. Kirchner
Assistant Secretary                       Title: Vice President
Vice President

[SEAL]


                                      THE BANK OF NEW YORK, as
Attest:                                   Successor Trustee

/s/                                      /s/ T. A. Burrell
- ----------------------                By:-----------------------------------
Assistant Treasurer                      Name:  T. A. Burrell
                                         Title: Assistant Vice President